Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) made and entered into this 5th day of February, 2018, by and between UP 45/75 SIDNEY STREET, LLC, a Delaware limited liability company (“Landlord”); and VOYAGER THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a Lease dated April 1, 2014, as amended by a First Amendment to Lease Agreement dated December 23, 2015 (collectively, the “Lease”) for space located on the fourth (4th) floor of the Building (the “Original Premises”) consisting of 18,852 rentable square feet of Premises (as defined in the Lease) located at 75 Sidney Street, Cambridge, Massachusetts; and

WHEREAS, effective February 5, 2018 (the “Expansion Commencement Date”), the parties desire to expand the Premises to include 10,710 RSF of additional floor area located on the fourth (4th) floor of the Building (the “Expansion Area”) as more particularly shown on the attached Exhibit A-2, which is hereby incorporated into the Lease; the Original Premises and the Expansion Area are hereafter collectively referred to herein as the “Premises” which shall contain a total area of 29,562 RSF;

WHEREAS, Landlord and Tenant desire and agree to amend and to otherwise modify the Lease as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree that the Lease shall be modified and amended as follows:

1.                                      Defined Terms.  Capitalized terms used in this Second Amendment which are not defined herein shall have the meanings ascribed thereto in the Lease.  The meanings of capitalized terms defined herein which are also defined in the Lease shall supersede the meanings given thereto in the Lease.  The parties confirm that the Expiration Date of the Lease is December 31, 2024.

2.                                      Expansion of the Premises.  The parties acknowledge and agree that the Premises shall be enlarged by the addition of the Expansion Area upon delivery thereof as of the Expansion Commencement Date by Landlord to Tenant, broom-clean (other than existing FFE of the current occupant pursuant to separate agreement between Tenant and the current occupant) and free of claims of other occupants, but otherwise in its current condition, “As Is” and “Where Is,” with no representations or warranty by the Landlord as to the condition thereof or suitability thereof for Tenant’s intended use.  Tenant covenants that it shall perform Tenant’s Work in the Expansion Area (as more fully set forth in Paragraph 3 of this Second Amendment) and shall commence payment of Rent thereon on the Expansion Commencement Date.  From and after the Expansion Commencement Date, the Premises shall contain 29,562 rentable square feet for all purposes including the calculation of Tenant’s Percentage Share of Excess Operating Expenses and Taxes, and any reference in the Lease to Premises shall thereupon and thereafter include and refer to the Expansion Area, PROVIDED, HOWEVER, that Annual Fixed Rent on the Expansion Area shall be as set forth in Paragraph 5 of this Second Amendment.  Landlord agrees to provide an allowance to Tenant for the performance of Tenant’s Work as more fully set forth in Paragraph 4 hereof.

3.                                      Tenant’s Work.  Tenant shall prepare, at its sole cost and expense, and in full compliance with the provisions of Article IV and Exhibit F of the Lease to the extent not clearly inapplicable, complete plans and specifications (“Tenant’s Plans”) for Tenant’s proposed improvements in the Expansion Area (herein, “Tenant’s Work”) and shall submit Tenant’s Plans to Landlord or Landlord’s designated representative for approval promptly following the date on which this Second Amendment has been fully executed, which approval shall not be unreasonably withheld, conditioned or delayed, and shall thereupon perform the construction of Tenant’s Work in accordance with such provisions, at Tenant’s sole cost and expense (subject to Landlord’s payment of the Leasehold Improvements Allowance).

4.                                      Leasehold Improvements Allowance.  The Leasehold Improvements Allowance set forth in Exhibit A and Exhibit E of the Lease, and any other reference thereto in the Lease is hereby deleted and substituted with the amount of Thirty and 00/100 Dollars ($30.00) RSF for the Expansion Area.  The Leasehold Improvements Allowance shall be due and payable to Tenant in accordance with the provisions of Exhibit E.  The Leasehold Improvements Allowance will be applied by Tenant toward costs of design, preparation, renovation and construction of Tenant’s Work, and may also be applied toward non-building related costs including, but not limited to, permitting, space plans, moving, architectural and engineering fees, project management, wiring and cabling, special electrical power distribution, telephone and security systems, and the purchase of furniture, fixtures and equipment used in connection with Tenant’s occupancy.

5.                                      Annual Fixed Rent.  Commencing on the Expansion Commencement Date, and through the first anniversary of the Expansion Commencement Date, Annual Fixed Rent for the Expansion Area shall be $78.00 per rentable square foot, NNN, and thereafter, such rate shall be increased on each anniversary of the Expansion Commencement Date by three percent (3%)

6.                                      Parking Privileges.  The provision of Exhibit A entitled “Parking Privileges” is hereby modified and amended to add the following sentence to the end thereof: “Following the Expansion Commencement Date, Tenant shall be entitled to use and pay for an additional sixteen (16) parking passes.”

7.                                      Counterparts.  This Second Amendment may be executed in any number of multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8.                                      Ratification of Lease.  Except as expressly supplemented, amended or modified by this Second Amendment, the Lease including the term extension right contained therein, which shall apply to the premises as expanded pursuant to this Second Amendment is hereby ratified and confirmed in all respects, and shall continue in full force and effect.  In the event of any inconsistency between the terms of this Amendment and the Lease, the terms of this Second Amendment shall control.

9.                                      Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

10.                               Protection of REIT Status.  In the event that Landlord determines that any of the financial obligations of Tenant to Landlord as set forth in this Lease might (a) fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) otherwise jeopardize the status of any of Landlord’s affiliates, including Forest City Realty Trust, Inc., as a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Code, then, at Landlord’s option, Landlord may, in its sole discretion, assign any of its rights and obligations under this Lease to a designee chosen by Landlord for such purpose (which, in each case, shall be an affiliate of Landlord), or cause one or more such designees (which, in each case, shall be an affiliate of Landlord) to perform such activities to the extent required to maintain such status as a REIT, provided, however, that any assignment permitted pursuant to this Section shall not increase Tenant’s obligations nor decrease Tenant’s rights in this Lease, and shall not result in the imposition of any additional charge or expense upon Tenant.

11.                               Mortgagee and Ground Lessor Consent.  Landlord represents to Tenant that Landlord has obtained the consent (if required) of any current Mortgagee and/or Ground Lessor..

12.                               Brokers.  Each of Landlord and Tenant represents to the other that it has dealt with no broker or other party that would be entitled to a commission other than JLL and Cushman & Wakefield, both of which shall be paid by Landlord pursuant to a separate agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment the day and year first written above:

LANDLORD:
UP 45/75 SIDNEY STREET, LLC,
a Delaware limited liability company

By:	/s/ Michael Farley
Michael Farley, Vice President

TENANT:

VOYAGER THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Steven M. Paul

Name:	Steven M. Paul

Title:	President & CEO

By:	/s/ Jane Henderson

Name:	Jane Henderson

Title:	CFO & SVP, Corporate Development

EXHIBIT A-2

FLOOR PLAN OF EXPANSION AREA